UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 26, 2016

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

 ______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

Merger Agreement

On February 26, 2016, Anadigics, Inc., a Delaware corporation (the “Company” or “Anadigics”), entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger (the “II-VI Merger Agreement”) with II-VI Incorporated, a Pennsylvania corporation (“Parent”), and Regulus Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), pursuant to which Parent will acquire Anadigics. The Amendment (a) increases the purchase price for the Company’s outstanding common stock from $0.66 per share to $0.85 per share, (b) increases the Termination Fee to $1,200,000 plus the Parent’s Expenses and (iii) extends the End Date to May 26, 2016, as such capitalized terms are used in the II-VI Merger Agreement.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached to this Report as Exhibit 2.3, which is incorporated in this Report by reference. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, the Purchaser or Anadigics, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger.

Loan Agreement

On February 26, 2016, the Company entered into a Loan and Security Agreement with Parent (the “II-VI Loan Agreement”). The II-VI Loan Agreement provides the Company with a one-year credit facility of $10,000,000 that expires on February 26, 2017, unless the maturity is accelerated due to the closing of the Merger or the termination of the Merger Agreement in a circumstance that requires payment of the Termination Fee. The II-VI Loan Agreement enables initial borrowings of $3,500,000 and is secured by substantially all of the Company’s assets. The II-VI Loan Agreement requires compliance with certain covenants, in addition to certain capital expenditure limits. The interest rate on the outstanding balance under the II-VI Loan Agreement is 95% of the sum of (a) the Prime Rate plus (b) 0.5%.

The foregoing summary of the II-VI Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the II-VI Loan Agreement attached to this Report as Exhibit 10.1, which is incorporated in this Report by reference. The II-VI Loan Agreement has been attached to provide investors with information regarding its terms.

Item 1.02      Termination of a Material Definitive Agreement

On February 29, 2016, in conjunction with its entry into the II-VI Loan Agreement, the Company and Silicon Valley Bank (“SVB”) terminated the Loan and Security Agreement dated October 24, 2014 between the Company and SVB by mutual agreement.

Item 8.01      Other Events.

On February 29, 2016, the Company issued a press release announcing the Amendment to the II-VI Merger Agreement and the II-VI Loan Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated in this Report by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

2.3	Amendment No. 2 dated as of February 26, 2016 to the Agreement and Plan of Merger, dated January 15, 2016, by and among Anadigics, Inc., II-VI Incorporated, and Regulus Acquisition Sub, Inc.*

10.1	Loan and Security Agreement between II-VI Incorporated and Anadigics, Inc. dated February 26, 2016*

99.1	Press Release dated February 29, 2016

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2016
ANADIGICS, Inc.

By: /s/ Ronald L. Michels
Name: Ronald L. Michels
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.3	Amendment No. 2 dated as of February 26, 2016 to the Agreement and Plan of Merger, dated January 15, 2016, by and among Anadigics, Inc., II-VI Incorporated, and Regulus Acquisition Sub, Inc.*

10.1	Loan and Security Agreement between II-VI Incorporated and Anadigics, Inc. dated February 26, 2016*

99.1	Press Release dated February 29, 2016

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.